UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2026

Frequency Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Charles Lindbergh Blvd.,

Mitchel Field, New York 11553

(Address of principal executive offices, including zip code)

(516) 794-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Steven L. Bernstein retired as Chief Financial Officer, Treasurer and Secretary of Frequency Electronics, Inc. (the “Company”), effective November 1, 2026. In connection with his retirement, on October 31, 2026, the Company and Mr. Bernstein entered into a consulting agreement, effective as of November 1, 2026 (the “Consulting Agreement”), pursuant to which Mr. Bernstein will provide certain transition services to the Company. The Consulting Agreement has an initial term ending October 31, 2027 (the “Initial Term”). The Initial Term may be extended by mutual written agreement, and may be terminated by either party at any time upon written notice or by the Company immediately for Cause (as defined in the Consulting Agreement).

Under the Consulting Agreement, Mr. Bernstein will receive an annual consulting fee of $282,505, payable in monthly installments, and reimbursement of pre-approved expenses. The Company will also pay Mr. Bernstein his accrued but unused paid time off and transfer to him the lease of his Company vehicle. Mr. Bernstein’s consulting service will constitute continued service under the Company’s equity plans, and his outstanding restricted stock units and performance stock units will continue to vest in accordance with their terms during the term of the Consulting Agreement. If Mr. Bernstein completes the Initial Term, or if the Company terminates the Consulting Agreement without Cause before the end of the Initial Term, the service requirement under Mr. Bernstein’s Deferred Compensation Agreement with the Company, dated September 15, 2015, as amended, will be deemed satisfied and his annual lifetime benefit thereunder will be $38,000, subject to his execution of a release of claims. In the event the Company terminates the Consulting Agreement without Cause before the end of the Initial Term, Mr. Bernstein will also receive all remaining consulting fees for the Initial Term and immediate vesting of his equity awards that would have vested through the end of the Initial Term.

The Consulting Agreement includes confidentiality, non-disparagement and intellectual property assignment provisions, as well as non-competition and employee non-solicitation covenants that apply during the term and for one year thereafter.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consulting Agreement, dated November 1, 2026, by and between Frequency Electronics, Inc. and Steven L. Bernstein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

Date: November 5, 2026	By:	/s/ Thomas McClelland
Thomas McClelland
President and Chief Executive Officer

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